EXHIBIT 99.2

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. to Share the Sexy with New Licensing Program
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Company hires Vault Agency to head licensing program

New York, New York – December 8, 2009 —Building upon more than 60 years of success in the women’s intimate apparel business, Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) has launched a licensing program for the ‘Frederick’s of Hollywood’ brand.  Vault Agency, a leading licensing firm, has been hired to manage the global licensing initiatives for the Company.

“There are numerous product segments in which we believe the Company can successfully license its ‘Frederick’s of Hollywood’ brand, building upon a long history with female customers.  We are currently in discussions with several potential licensees and will announce any agreements as appropriate.  Frederick’s of Hollywood is synonymous with ‘sexy’ around the world and we will ensure that all its licensed products reinforce that image,” stated Thomas Lynch, the Company’s Chairman and Chief Executive Officer.

Mr. Lynch continued, “We are excited to have Vault Agency represent the Company with its licensing initiatives.  They have extensive experience identifying licensing and marketing opportunities for well-known companies and entertainers.  The licensing programs that Vault Agency creates provide brand extension opportunities into merchandise categories, including clothing and fragrances, as well as additional brand building media opportunities in television, live entertainment and co-branded ventures.”

Based in Los Angeles, Vault Agency is headed by Amrita Sen, a graduate of the Wharton School of Business and Harvard Business School.  Ms. Sen’s company represents corporate clients and celebrities in the area of merchandise licensing, sponsorships and endorsements, including music clients such as 50 Cent, Sony Music Publishing, Universal Music Publishing and the family of Jimi Hendrix; video game companies Nintendo and CAPCOM; fashion clients such as English Laundry and Fender Apparel; and corporate/institutional clients including The United States White House Gift Shop.

Forward Looking Statement
Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; large variations in sales volume with significant customers; addition or loss of significant customers; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; and the other risks that are described from time to time in Frederick’s of Hollywood Group Inc.’s SEC reports.  Frederick’s of Hollywood Group Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc. conducts its business through its multi-channel retail division and wholesale division.  Through our multi-channel retail division, we primarily sell women’s intimate apparel and related products under our proprietary Frederick’s of Hollywood® brand through 132 specialty retail stores nationwide, our world-famous catalog and an online shop at www.fredericks.com.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Extreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.  Through our wholesale division, we design, manufacture, source, distribute and sell women’s intimate apparel, including sleepwear, robes, leisurewear and daywear, to mass retailers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States and Canada.  Current collections include the Cinema Etoile® premium line of intimate apparel and our wholesale line of apparel sold as private label programs.

Our press releases and financial reports can be accessed on our corporate website at www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 798-4700

Investor Contacts:
Todd Fromer / Garth Russell
KCSA Strategic Communications
212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com